UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

Buddha Steel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52269	13-4260316
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Dachang Hui Autonomous County Industrial Park
Hebei, 065300 People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

Telephone – +86 316 8864783
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On March 22, 2011, Buddha Steel, Inc., a Delaware corporation (“Buddha”); the majority shareholder of Buddha; Gold Promise (Hong Kong) Group Co., Limited, a Hong Kong Corporation (“Gold Promise”); Hebei Anbang Investment Consultation Co., Ltd., a Chinese company (“HAIC”); and Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd., a Chinese company (“Baosheng Steel”) entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the parties terminated the Consulting Services Agreement; Operating Agreement; Voting Rights Proxy Agreement; Option Agreement and Equity Pledge Agreement all dated as of April 2, 2010 (collectively, the “Control Agreements”).

In March 2011, Baosheng Steel was advised by local governmental authorities in Hebei Province of the People’s Republic of China that the Control Agreements contravene current Chinese management policies related to foreign-invested enterprises and, as a result, are against public policy.

The parties determined that it was fair to and in the best interests of their respective corporations and shareholders to terminate the Control Agreements ab initio as if they never occurred, upon the terms and subject to the conditions set forth in the Termination Agreement. Shareholders holding a majority of Buddha’s issued and outstanding common stock also approved the Termination Agreement.

Pursuant to the Termination Agreement, the Control Agreements have been terminated, and any claims to payment for services thereunder have been waived.  Moreover, Buddha, Gold Promise and HAIC have agreed to repay immediately any amounts that were actually paid under the Control Agreements. As a result of the Termination Agreement, Buddha has resumed its status as a shell company by virtue of having no active operations or contractual agreements with any entity with active operations. The financial statements and information contained in Buddha’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2010 and September 30, 2010, should no longer be relied upon as a result of the termination of the Control Agreements.

As a result of the Termination Agreement and return of Buddha to its prior status as a shell company, Buddha further determined to request withdrawal of the Registration Statement previously filed with the U.S. Securities and Exchange Commission, effective immediately.

Item 1.02	Termination of a Material Definitive Agreement
On March 22, 2011, Buddha caused its wholly owned subsidiary HAIC to terminate the Control Agreements effective immediately.  Item 1.01 is incorporated by reference.

Item 4.02             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
As a result of the Termination Agreement, the financial statements and information contained in Buddha’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2010 and September 30, 2010, should no longer be relied upon. Item 1.01 is incorporated by reference. Buddha’s chief financial officer, an authorized officer of Buddha, discussed the matters referenced in this Item 4.02 with Buddha’s independent public accounting firm.

Item 5.06	Change in Shell Company Status.
As a result of the Termination Agreement, Buddha is a shell company. Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Termination Agreement dated March 22, 2011.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUDDHA STEEL, INC.
By:	/s/ Hongzhong Li
Hongzhong Li
Chief Executive Officer
Dated: March 28, 2011